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Exhibit 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-8 (File No. 33-96854), pertaining to the Crown Vantage Inc. 1995 Incentive Stock Plan, of our report dated January 30, 1998, with respect to the consolidated financial statements of Crown Vantage Inc. incorporated by reference in the Annual Report on Form 10-K for the years ended December 28, 1997 and December 29, 1996 and our report on the financial statement schedule, on page 18 of the 1997 Form 10-K.


                                        /s/ Ernst & Young L.L.P.
                                        ---------------------------


San Francisco, California
May 7, 1998